Exhibit 99.1

NEWS RELEASE

Coeur Announces Flow-Through Shares Private Placement to Advance Silvertip Exploration
C$34 million of expected proceeds to fund accelerated exploration program

Chicago, Illinois – February 26, 2024 – Coeur Mining, Inc. (“Coeur” or the “Company”) (NYSE: CDE) today announced that it has arranged a private placement (the “Offering”) of 7,704,725 flow-through common shares of the Company that will qualify as “flow-through shares” within the meaning of subsection 66(15) of the Income Tax Act (Canada) (the “flow-through shares”) for gross proceeds of approximately $25 million (C$34 million), resulting in a 27% premium. The offering will be subject to a four-month hold period.

The proceeds of the Offering will be used exclusively for qualifying Canadian Exploration Expenditures (“CEE”) (as such term is defined in the Income Tax Act (Canada), in conducting an exploration and mineral resource evaluation program on the Silvertip Property in British Columbia and Yukon to determine the existence, location, extent, and quality of the silver, lead, and zinc on the Silvertip Property.

The flow-through shares will be privately placed with investors in certain provinces in Canada pursuant to applicable exemptions from the prospectus requirements. The initial Offering is expected to close on or about March 8, 2024. The Offering will be subject to the satisfaction or waiver of customary closing conditions.

The flow-through shares will only be offered and sold outside the United States pursuant to Regulation S under the Securities Act of 1933, as amended (the “U.S. Securities Act”). The Offering has not been, and will not be, registered under the U.S. Securities Act or any U.S. state securities laws, and may not be offered or sold in the United States or to, or for the account or benefit of, United States persons absent registration or any applicable exemption from the registration requirements of the U.S. Securities Act and applicable U.S. state securities laws.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Coeur
Coeur Mining, Inc. is a U.S.-based, well-diversified, growing precious metals producer with four wholly-owned operations: the Palmarejo gold-silver complex in Mexico, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska and the Wharf gold mine in South Dakota. In addition, the Company wholly-owns the Silvertip silver-zinc-lead exploration project in British Columbia.

NEWS RELEASE

Cautionary Statements
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding the Company’s Silvertip exploration project, the proposed issuance of flow-through shares and the tax treatment of the flow-through shares. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the satisfaction of conditions and completion of the private placement; the tax treatment of the flow-through shares; the risk that exploration efforts will not occur on a timely basis or requires more capital than currently anticipated; the risk that anticipated production, cost, expenditure and expense levels at our Palmarejo, Rochester, Wharf and Kensington mines are not attained; the risk that our Rochester mine expansion commissioning and ramp up is not completed; the risks and hazards inherent in the mining business (including risks inherent in developing and expanding large-scale mining projects, environmental hazards, industrial accidents, weather or geologically-related conditions); changes in the market prices of gold and silver and a sustained lower price or higher treatment and refining charge environment; the impact of geopolitical conditions, pandemics or epidemics, climate change, extreme weather events and other macro conditions, including disruptions to operations, the need for heightened health and safety protocols, inflation, and disruptions to our vendors, suppliers and the communities where we operate; the uncertainties inherent in our production, exploration and development activities, including risks relating to permitting and regulatory delays (including the impact of government shutdowns), ground conditions, grade and recovery variability; any future labor disputes or work stoppages (involving us or our subsidiaries or third parties); the risk of adverse outcomes in litigation; the uncertainties inherent in the estimation of gold, silver, zinc and lead mineral reserves and resources; impacts from our future acquisition of new mining properties or businesses; the loss of access or insolvency of any third-party refiner or smelter to whom we market our production; the continued effects of the COVID-19 pandemic, including impacts to workforce, materials and equipment availability; inflationary pressures; continued access to financing sources; government orders that may require temporary suspension of operations at one or more of our sites and effects on our suppliers or the refiners and smelters to whom we market our production and on the communities where we operate; the effects of environmental and other governmental regulations and government shut-downs; the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries; and our ability to raise additional financing necessary to conduct our business, make payments or refinance our debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur’s most recent report on Form 10-K. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

For Additional Information
Coeur Mining, Inc.
200 S. Wacker Drive, Suite 2100
Chicago, Illinois 60606
Attention: Jeff Wilhoit, Director, Investor Relations
Phone: (312) 489-5800
www.coeur.com

Source: Coeur Mining